Exhibit 23.1
CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM
We consent to the incorporation by reference in this Registration Statement on Form S-3 of BabyUniverse, Inc. and subsidiaries (the “Company”) of our report dated March 3, 2006 relating to our audit of the consolidated financial statements included in and incorporated by reference in the Annual Report on Form 10-K of the Company for the year ended December 31, 2005.
We also consent to the reference to us under the heading “Experts” in such Registration Statement.
/s/ Singer Lewak Greenbaum & Goldstein LLP
Los Angeles, California
August 24, 2006